CT CORPORATION




November 30, 2005

John C. Duncanson
Cahill Gordon & Reindel LLP
Eighty Pine Street
New York, New York 10005-1702

RE: Reference is made to the Registration Statement on Form S-3 to be filed on December 1, 2005 with the Securities and Exchange Commission on behalf of XL Capital Ltd, XL Capital Finance (Europe) plc, XL Capital Trust I, XL Capital Trust II and XL Capital Trust III

Dear Mr. Duncanson:

C T Corporation System ("CT"), located at 111 Eighth Avenue, New York, New York
         10011, hereby accepts its appointment as agent for service of process for XL Capital Ltd, XL Capital Finance (Europe) plc, XL Capital Trust I, XL Capital Trust II and XL Capital Trust III in connection with the above referenced Registration Statement.

We understand any process received by us concerning XL Capital Finance (Europe) plc should be sent to:

XL House
70 Gracechurch Street
London, EC3V OXL
England
(44) 20 7933 7000

And we understand any process received by us concerning XL Capital Ltd, XL Capital Trust I, XL Capital Trust II or XL Capital Trust III should be sent to:

XL House
One Bermudiana Road
Hamilton, Bermuda HM 11
Attention: Charles F. Barr, Esq.
Tel. (441) 292-8515

CT must be notified immediately of any change(s) to this address or the billing address.

We acknowledge receiving $1705.00 as payment of our charges for the first year of these appointments. The entities referenced above will be billed annually at our then current renewal rate so long as such bills continue to be paid, or until we are advised in advance in writing to discontinue our representation.


111 Eighth Avenue
New York, NY 10011
Tel. 212 590 9009
Fax  212 894 8710

A WoltersKluwer Company

CT CORPORATION



CT has not accepted this appointment on an irrevocable basis. Our continued representation is contingent upon our receipt of timely payment of our charges for this service.

Best regards,


/s/ Hillary England
-------------------
Hillary England
Assistant Secretary
















111 Eighth Avenue
New York, NY 10011
Tel. 212 590 9009
Fax  212 894 8710

A WoltersKluwer Company